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                                                                   EXHIBIT 99.6


                                 EXHIBIT 1.1(d)


                         ENVIRONMENTAL LICENSE AGREEMENT



         THIS AGREEMENT, by and between CONAGRA FOODS, INC. ("ConAgra"), a Delaware corporation, and PILGRIM'S PRIDE CORPORATION, a Delaware corporation ("Buyer") is made and entered into as of this ____ day of _________, 2003, upon the following terms and agreement of the parties:

         WHEREAS, on the date hereof, Pilgrim's acquired from ConAgra certain operations located at 1810 St. Louis, Street, Batesville, Independence County, Arkansas, including a poultry processing facility, feedmill and two hatcheries ("Poultry Operations").

         WHEREAS, ConAgra retained and continues to operate on real estate adjacent to the Poultry Operations a cook plant (the "Cook Plant"), and an industrial wastewater pre-treatment facility (the "Facility"). The Facility provides wastewater collection, pre-treatment and discharge of industrial wastewater to the Batesville POTW. The Facility currently operates pursuant to Industrial Wastewater Discharge Permit No. 003 (the "Permit") issued by the Batesville Utility Commission.

         WHEREAS, the Facility provides wastewater treatment for both the Cook Plant and the Poultry Operations.

         WHEREAS, ConAgra and Buyer desire to agree to terms and conditions upon which ConAgra will provide wastewater collection, treatment and disposal service to the Poultry Operations and Buyer will pay ConAgra for such services.

         NOW, THEREFORE, in consideration of the covenants and agreements herein contained, ConAgra and Buyer agree as follows:

         1. ConAgra shall operate and maintain the Facility in such manner as ConAgra deems appropriate, provided that ConAgra shall comply with all applicable laws, regulations or orders of any governmental authorities in operating the Facility, and provided further that ConAgra shall accept for treatment and disposal all wastewater from the Poultry Operations subject to the terms and conditions set forth herein.

         2. ConAgra understands and agrees that Buyer shall have the right during the term of this Agreement to discharge an average daily flow of up to 900,000 gallons per day of wastewater from the Poultry Operations into the Facility, or discharge of the same average daily flow as calculated over the past six months, whichever is greater, and ConAgra shall accept, treat and dispose of all or any part of the wastewater discharge from the Poultry Operations, up to 900,000 gallons per day, or discharge of the same average daily flow as calculated over the past six months, whichever is greater, subject to the terms and conditions set forth in this Agreement.


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         3. Buyer shall pay ConAgra for the services provided herein, on a monthly basis, at the rate of $54,000 per month. Payment shall be made within fifteen (15) days of the last business day of each month during the term of this Agreement.

         4. ConAgra's obligations hereunder are contingent upon the Poultry Operations maintaining the same quality and quantity of its wastewater discharge to the Facility at its current operational levels and limits.

         5. The Poultry Operations' wastewater discharge may be monitored for the above-referenced parameters at the following indicated frequency:

          PARAMETER                   MEASUREMENT LOCATION                 FREQUENCY                SAMPLE TYPE
          ---------                   --------------------                 ---------                -----------
         Flow (gpd)              Incoming Water Meter for                  Continuous                  Meter
                                 Each Operations Location
           pH (SU)               Deep Raw Water Pit at Facility             Randomly                    Grab
             BOD                 Deep Raw Water Pit at Facility             Randomly              24-hr Composite
             TSS                 Deep Raw Water Pit at Facility             Randomly              24-hr Composite
    Oil and Grease (mg/1)        Deep Raw Water Pit at Facility             Randomly                    Grab
      Temperature (oF)           Deep Raw Water Pit at Facility             Randomly                    Grab

         All handling and preservation of collected samples and laboratory analyses of samples shall be performed in accordance with 40 CFR Part 136 and amendments thereto unless specified otherwise in the monitoring conditions of the Permit. All monitoring results shall be available to ConAgra on a daily basis. All monitoring results shall be summarized and reported monthly. The reports are due on the 10th day of each month.

         6. ConAgra shall obtain and maintain all permits, licenses and approvals required by all appropriate governmental authorities pertaining to the operations of the Facility, in accordance with all applicable regulations and standards imposed by such authorities.

         7. ConAgra agrees to maintain and operate all components of the Facility, including the Facility's pumps, pipes, and other equipment necessary to provide pretreatment of industrial wastewater from the Poultry Operations at the Facility, at the level or standard necessary to comply with its operating permits and licenses.

         8. If at any time any order, rule or regulation of any governmental authority shall terminate, interrupt or otherwise interfere with ConAgra's ability to accept, or if ConAgra shall be unable for any reason whatsoever (whether within or beyond the control of ConAgra), to accept, for immediate treatment and disposal at the Facility, all or any part of the Poultry Operations' wastewater discharges, then ConAgra shall have the option, in its sole discretion, to shut down or abandon the Facility or dispose of wastewater from the Cook Plant in an alternate


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way. In such event, Buyer shall have the option, at its sole cost and expense, and without any liability on the part of ConAgra in any manner whatsoever, to make any repairs or improvements necessary to continue or resume authorized wastewater treatment services at the Facility or to treat and dispose of wastewater discharges from the Poultry Operations in an alternate manner.

         9. ConAgra shall pay all normal and routine maintenance costs in connection with operation of the Facility. However, in the event during the term of this Agreement any capital expenditure is required to continue to provide the wastewater treatment services provided for in this Agreement, then ConAgra will provide Buyer with an estimate of these capital expenditures and, in the event Buyer agrees to pay its proportionate share (50%) of such capital expenditures, then ConAgra will make such necessary capital repairs. If Buyer does not agree to pay its proportionate share of the cost of such capital expenditure, then ConAgra shall have the right to immediately terminate this Agreement without any liability or obligation to Buyer of any nature whatsoever.

         10. In the event that Buyer chooses to cease use of the Facility and discharge its wastewater to the Batesville POTW, ConAgra agrees to negotiate in good faith for a right-of-way to Buyer across ConAgra's real estate adjacent to the Poultry Operations, if such right-of-way is reasonably necessary to provide access from the Poultry Operations to the Batesville POTW.

         11. The parties hereto understand and agree that nothing in this Agreement shall be construed to impose any obligation on the Poultry Operations to use the Facility to treat or dispose of all or any part of the Poultry Operation's wastewater. The Poultry Operation's right to discharge up to 900,000 gallons per day of the Poultry Operation's wastewater into the Facility, or discharge of the same average daily flow as calculated over the past six months, whichever is greater, may be exercised by Buyer at any time, from time to time, or not at all, as Buyer deems appropriate in its sole discretion. Buyer must give ConAgra 60 days notice of its intent to cease use of the Facility.

         12. The term of this Agreement shall be one (1) year from the date first set forth above, unless otherwise terminated pursuant to the terms of this Agreement.

         13. All notices or communications required to be given under this Agreement shall be provided as follows:


                  To ConAgra:           ConAgra Foods, Inc.
                                        1810 St. Louis Street
                                        Batesville, AR 72501
                                        ATTN: Controller


                  To Buyer:             Pilgrim's Pride Corporation

                                        ----------------------------------------

                                        ----------------------------------------
                                        ATTN:    CFO


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         14. This Agreement shall be governed by and construed in accordance with the laws of the State of Arkansas.

         15. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior agreements and understandings, oral and written, with respect to the subject matter hereof.

         16. Neither this Agreement nor any of the parties' rights hereunder shall be assignable by either party hereto without the prior written consent of the other party hereto, such consent not to be unreasonably withheld.

         17. This Agreement shall not be amended or modified, except until as provided for in a written instrument executed by authorized representatives of both parties hereto.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date above-indicated.


CONAGRA FOODS, INC.                               PILGRIM'S PRIDE CORPORATION


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Name                                              Name

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Title                                             Title



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